                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    The reincorporation as described in Note 11 to the financial statements has not been consummated at June 6, 2000. When it has been consummated, we will be in a position to furnish the following consent:



    "We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 18, 2000, except as
to Note 11 which is as of [          ], 2000, relating to the financial
statements of Tripath Technology Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP


San Jose, California
[            ], 2000"


/s/ PRICEWATERHOUSECOOPERS LLP